UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 9, 2024
Sprinklr, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40528	45-4771485
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

441 9th Avenue 12th Floor New York, New York		10001
(Address of principal executive offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (917) 933-7800

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common stock, par value $0.00003 per share	CXM	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2024, the Board of Directors (the “Board”) of Sprinklr, Inc. (the “Company”) appointed Marlise Ricci to serve as the Company’s Chief Accounting Officer (“CAO”) and principal accounting officer, effective June 3, 2024. Manish Sarin will remain the Company’s Chief Financial Officer and principal financial officer.

Ms. Ricci, age 60, served in various positions at Proofpoint, Inc. from November 2006 to October 2023, most recently serving as Senior Vice President, Finance from January 2018 to October 2023. Ms. Ricci earned a B.S. from San Jose State University.

In connection with Ms. Ricci’s employment, Ms. Ricci will receive an initial annual base salary of $375,000, an annual discretionary bonus with a target amount equal to 40% of her annual base salary, and a one-time $50,000 signing bonus, subject to repayment in certain situations. Ms. Ricci will also be granted an initial equity award of 215,000 restricted stock units under the Company’s 2021 Equity Incentive Plan. Ms. Ricci is also entitled to certain severance benefits under the Company’s Severance and Change in Control Plan, as amended from time to time, subject to specific requirements, including signing and not revoking a separation agreement and release of claims. A copy of the Severance Plan was filed with the Company’s Quarterly Report filed with the Securities and Exchange Commission on December 6, 2023.

In connection with Ms. Ricci’s appointment as CAO, the Company and Ms. Ricci will also enter into the Company’s standard form of indemnification agreement, which requires the Company to indemnify Ms. Ricci, to the fullest extent permitted by Delaware law, for certain liabilities to which she may become subject as a result of her affiliation with the Company.

There is no arrangement or understanding between Ms. Ricci and any other person pursuant to which she was selected as the Company’s CAO, and there is no family relationship between Ms. Ricci and any of the Company’s executive officers or directors. Other than with respect to the compensation matters described above, there are no transactions between Ms. Ricci and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2024	Sprinklr, Inc.

	By:	/s/ Manish Sarin
Manish Sarin
Chief Financial Officer